UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 12, 2009

MDRNA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3830 Monte Villa Parkway, Bothell, Washington		98021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	425 908 3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 12, 2009, MDRNA, Inc. (the "Company") announced that it has closed its previously announced sale of 5.25 million shares of its common stock and warrants to purchase 5.25 million shares of its common stock for gross proceeds of $10.5 million. The Company sold the shares for $2.00 per share. The exercise price of the warrants is $2.38 per share. The warrants, with a five and a half year term, will be exercisable six months from June 12, 2009. A registration statement relating to these securities (File # 333-148771) has been declared effective by the Securities and Exchange Commission. The Company plans to use the proceeds from this financing for general corporate purposes as more fully described in the financing documents. Canaccord Adams Inc. served as sole placement agent in the transaction.

A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibit

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDRNA, Inc.

June 12, 2009	By:	/s/ Bruce York

Name: Bruce York
Title: Chief Financial Officer and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of MDRNA, Inc. dated June 12, 2009